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                                                                       EXHIBIT 5

              [ARGUE PEARSON HARBISON & MYERS, LLP LETTERHEAD]


                                August 27, 1997

                                                                      10500-9552


Omega Healthcare Investors, Inc.
905 W. Eisenhower Circle, Suite 110
Ann Arbor, MI 48103


               Re: $200,000,000 AGGREGATE OFFERING PRICE OF SECURITIES OF OMEGA HEALTHCARE INVESTORS, INC.

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Omega Healthcare Investors, Inc. (the "Company") with the Securities and Exchange Commission on or about August 29, 1997 in connection with the registration of $200,000,000 aggregate offering price of securities (the "Securities"), consisting of (i) shares of its common stock, par value $.10 per share (the "Common Stock"); (ii) shares of its preferred stock, par value $1.00 per share (the "Preferred Stock"); (iii) its unsecured senior debt securities (the "Debt Securities"); or (iv) warrants to purchase Common Stock (the "Common Stock Warrants"), warrants to purchase Debt Securities (the "Debt Securities Warrants"), and warrants to purchase Preferred Stock (the "Preferred Stock Warrants"), on terms to be determined at the time of offering. The Common Stock Warrants, the Debt Securities Warrants and the Preferred Stock Warrants shall be referred to herein collectively as the "Securities Warrants."

     We also have examined the Indenture, dated as of August 27, 1997, between the Company and NBD Bank, as Trustee, relating to the Debt Securities (the "Indenture"). We are familiar with the proceedings heretofore taken and proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities.

     Subject to the (i) proposed additional proceedings as now contemplated by us as your counsel prior to the issuance and sale of the Securities; (ii) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended; (iii) the establishment of the terms of the Debt Securities in accordance with the terms of the Indenture; (iv) the establishment of the terms of the Preferred Stock, if applicable, in accordance with the terms of the Company's Articles of Incorporation and applicable law; (v) the due authorization, execution and delivery of a Warrant Agreement (in the case of Securities Warrants); and (vi) the execution, delivery and authentication of and payment for the Securities, it is our opinion that:



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Omega Healthcare Investors, Inc.
August 27, 1997
Page 2


     1. The Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities, or Preferred Stock or upon exercise of any Common Stock Warrants, will, upon the issuance and sale thereof in the manner specified in the Registration Statement, be validly issued, fully paid and nonassessable.

     2. The Preferred Stock, including any Preferred Stock that may be issued upon the exercise of any Preferred Stock Warrants, will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be validly issued, fully paid and nonassessable.

     3. The Debt Securities, including any Debt Securities that may be issued upon the exercise of any Debt Securities Warrants, will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and except that we advise you that the enforceability of the Debt Securities is subject to the effect of general principles of equity including, without limitations, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

     4. The Securities will, upon the issuance and sale thereof in the manner specified in the Registration Statement, be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,


                                         /s/ Argue Pearson Harbison & Myers, LLP